Exhibit 2.1

Dated 15th April, 2003

CLP POWER HONG KONG FINANCING LIMITED

- and -

CLP POWER HONG KONG LIMITED

- and -

DB TRUSTEES (HONG KONG) LIMITED

FIRST SUPPLEMENTAL TRUST DEED

modifying the Trust Deed dated 3rd April, 2002

relating to a

U.S.$1,500,000,000 Medium Term Note Programme

For the Issuer:

ALLEN & OVERY

9th Floor

Three Exchange Square

Central

Hong Kong

For the Trustee:

LINKLATERS

10th Floor, Alexandra House

Chater Road

Central

Hong Kong

THIS FIRST SUPPLEMENTAL TRUST DEED is made on 15th April, 2003 BETWEEN:

(1)	CLP POWER HONG KONG FINANCING LIMITED, a company incorporated under the laws of the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the Issuer);

(2)	CLP POWER HONG KONG LIMITED, a company incorporated under the laws of Hong Kong, whose registered office is at 147 Argyle Street, Kowloon, Hong Kong (the Guarantor); and

(3)	DB TRUSTEES (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, whose principal office is at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents).

WHEREAS:

(A)	This First Supplemental Trust Deed is supplemental to the Trust Deed dated 3rd April, 2002 (hereinafter called the Principal Trust Deed) made between the Issuer, the Guarantor and the Trustee relating to the U.S.$1,500,000,000 Medium Term Note Programme (the Programme) established by the Issuer.

(B)	On 15th April, 2003 the Issuer published modified and updated listing particulars relating to the Programme.

(C)	Pursuant to clause 19(B) of the Principal Trust Deed, the Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer in making any modification to these presents which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders.

(D)	The Issuer has requested the Trustee to concur in making the modifications to the Principal Trust Deed to reflect the relevant modifications to the Listing Particulars referred to in Recital (B) above.

(E)	The Trustee, being of the opinion that the modifications referred to in Recital (D) above are not materially prejudicial to the interests of the Noteholders, has concurred with the Issuer in making such modifications and, as evidenced by its execution hereof, has agreed that notice of such modifications need not be given to the Noteholders.

NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	Subject as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith, all words and expressions defined in the Principal Trust Deed shall have the same meanings in this First Supplemental Trust Deed.

2.	The Principal Trust Deed shall be modified as follows:

(i)	by the deletion of the definition of “Registrar” from Clause 1(A) thereof and the substitution therefor of the following:

““Registrar” means, in relation to all or any Series of the Registered Notes, Deutsche Bank Trust Company Americas at its office at 280 Park Avenue, 9th Floor, New York, NY 10017, United States of America or, as the case may be (if specified in the applicable Pricing Supplement) Deutsche Bank Luxembourg S.A. at its office at 2, Boulevard Konrad Adenauer, L-1115 Luxembourg or, if applicable, any Successor registrar in relation to all or any Series of the Notes;”;

(ii)	by the deletion of the Terms and Conditions set out in the First Schedule thereto and the substitution therefor of the Terms and Conditions set out in the First Schedule hereto;

(iii)	by the deletion of the Forms of Registered Global Notes and Form of Definitive Registered Note set out in Parts VIII and IX respectively of the Second Schedule thereto and the substitution therefor of the Forms of Registered Global Notes and Form of Definitive Registered Note set out in Parts I and II respectively of the Second Schedule hereto.

3.	The Principal Trust Deed shall henceforth be read and construed as one document with this First Supplemental Trust Deed.

4.	A Memorandum of this First Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer and the Guarantor on their duplicates of the Principal Trust Deed.

IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date first stated on page 1.

FIRST SCHEDULE

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a Series (as defined below) of Notes issued by CLP Power Hong Kong Financing Limited (the “Issuer”) and constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 3rd April, 2002 made between the Issuer, CLP Power Hong Kong Limited as guarantor (the “Guarantor”) and DB Trustees (HK) Limited (the “Trustee” which expression shall include any successor as Trustee).

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i)	in relation to any Notes represented by a global Note (a “Global Note”), units of the lowest Specified Denomination in the Specified Currency;

(ii)	any Global Note;

(iii)	any definitive Notes in bearer form (“Bearer Notes”) issued in exchange for a Global Note in bearer form; and

(iv)	definitive Notes in registered form (“Registered Notes”) (whether or not issued in exchange for a Global Note in registered form).

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 15th April, 2003 and made between the Issuer, the Guarantor, the Trustee, Deutsche Bank AG London (or, if so specified in the applicable Pricing Supplement, Deutsche Bank AG, Hong Kong Branch) as principal paying agent and agent bank (the “Principal Paying Agent”, which expression shall include any successor principal paying agent), Deutsche Bank AG, Hong Kong Branch as CMU lodging agent (the “CMU Lodging Agent”, which expression shall include any successor CMU lodging agent) and the other paying agents named therein (together with the Principal Paying Agent and the CMU Lodging Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), Deutsche Bank Trust Company Americas as exchange agent (the “Exchange Agent”, which expression shall include any successor exchange agent) and Deutsche Bank Trust Company Americas (or, if so specified in the applicable Pricing Supplement, Deutsche Bank Luxembourg S.A.) as registrar (the “Registrar”, which expression shall include any successor registrar) and a transfer agent and the other transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agents). For the purposes of these Terms and Conditions (the “Conditions”), all references (other than in relation to the determination of interest and other amounts payable in respect of the Notes) to the Principal Paying Agent shall, with respect to a Series of Notes to be held in the CMU Service (as defined below), be deemed to be a reference to the CMU Lodging Agent and all such references shall be construed accordingly.

Interest bearing definitive Bearer Notes have interest coupons (“Coupons”) and, if indicated in the applicable Pricing Supplement, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons. Definitive Bearer Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Registered Notes and Global Notes do not have Receipts, Coupons or Talons attached on issue.

The Pricing Supplement for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Conditions, replace or modify these Conditions for the purposes of this Note. References to the “applicable Pricing Supplement” are to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

Any reference to “Noteholders” or “holders” in relation to any Notes shall mean (in the case of Bearer Notes) the holders of the Notes and (in the case of Registered Notes) the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided below. Any reference herein to “Receiptholders” shall mean the holders of the Receipts and any reference herein to “Couponholders” shall mean the holders of the Coupons and shall, unless the context otherwise requires, include the holders of the Talons. The Trustee acts for the benefit of the Noteholders, the Receiptholders and the Couponholders, in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being, at 15th April, 2003, 55/F Cheung Kong Center, 2 Queen’s Road Central, Hong Kong) and at the specified office of each of the Principal Paying Agent, the Registrar and the other Paying Agents and Transfer Agents (such Agents and the Registrar being together referred to as the “Agents”). Copies of the applicable Pricing Supplement are obtainable during normal business hours at the specified office of each of the Agents save that, if this Note is an unlisted Note of any Series, the applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Issuer and the relevant Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, and are bound by, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them. The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed and the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1.	FORM, DENOMINATION AND TITLE

The Notes are in bearer form or in registered form as specified in the applicable Pricing Supplement and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination and Bearer Notes may not be exchanged for Registered Notes and vice versa.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Pricing Supplement.

Definitive Bearer Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Conditions are not applicable.

Subject as set out below, title to the Bearer Notes, Receipts and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in the register which is kept by the Registrar in accordance with the provisions of the Agency Agreement. The Issuer, the Guarantor, the Trustee and any Agent will (except as otherwise ordered by a court of competent jurisdiction or required by law) deem and treat the bearer of any Bearer Note, Receipt or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Bearer Global Note held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and/or a sub-custodian for the Central Moneymarkets Unit Service operated by the Hong Kong Monetary Authority (the “CMU Service”), each person (other than Euroclear, Clearstream, Luxembourg or the CMU Service) who is for the time being shown in the records of Euroclear, Clearstream, Luxembourg or the CMU Service as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg or the CMU Service as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note shall be treated by the Issuer, the Guarantor, the Trustee and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes, as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

For so long as any of the Notes is represented by a Regulation S Global Note, the registered holder of the relevant Regulation S Global Note shall be treated by the Issuer, the Guarantor, the Trustee and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note.

For so long as The Depository Trust Company (“DTC”) or its nominee is the registered owner or holder of a Rule 144A Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Rule 144A Global Note for all purposes except to the extent that in accordance with DTC’s published rules and procedures any ownership rights may be exercised by its participants or beneficial owners through participants.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of DTC, Euroclear, Clearstream, Luxembourg and the CMU Service, as the case may be. References to DTC, Euroclear, Clearstream, Luxembourg and/or the CMU Service shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement or as may otherwise be approved by the Issuer, the Trustee and the Principal Paying Agent.

2.	TRANSFERS OF REGISTERED NOTES

(a)	Transfers of interests in Registered Global Notes

Transfers of beneficial interests in Registered Global Notes will be effected by DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Registered Notes in definitive form or for a beneficial interest in another Registered Global Note only in the authorised denominations set out in the applicable Pricing Supplement as Specified Denominations and only in accordance with the rules and operating procedures for the time being of DTC, Euroclear or Clearstream, Luxembourg, as the case may be and in accordance with the terms and conditions specified in the Trust Deed and the Agency Agreement. Transfers of a Rule 144A Global Note shall be limited to transfers of such Rule 144A Global Note, in whole but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

(b)	Transfers of Registered Notes in definitive form

Subject as provided in paragraphs (e), (f) and (g) below, upon the terms and subject to the conditions set forth in the Trust Deed and the Agency Agreement, a Registered Note in definitive form may be transferred in whole or in part (in the authorised denominations set out in the applicable Pricing Supplement as Specified Denominations). In order to effect any such transfer (i) the holder or holders must (a) surrender the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of the Registrar or any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and (b) complete and deposit such other certifications as may be required by the Registrar or, as the case may be, the relevant Transfer Agent and (ii) the Registrar or, as the case may be, the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the Issuer, the Trustee and the Registrar may from time to time prescribe (the initial such regulations being set out in Schedule 10 to the Agency Agreement). Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail, to such address as the transferee may request, a new Registered Note in definitive form of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note in definitive form, a new Registered Note in definitive form in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent by uninsured mail to the transferor.

(c)	Registration of transfer upon partial redemption

In the event of a partial redemption of Notes under Condition 8, the Issuer shall not be required to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption.

(d)	Costs of registration

Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.

(e)	Transfers of interests in Regulation S Global Notes

Prior to the expiry of the applicable Distribution Compliance Period, transfers by the holder of, or of a beneficial interest in, a Regulation S Global Note to a transferee in the United States or who is a U.S. person will only be made:

(i)	upon receipt by the Registrar of a written certification substantially in the form set out in Schedule 3 to the Agency Agreement, amended as appropriate (a “Transfer Certificate”), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Note or beneficial interest therein to the effect that such transfer is being made:

(A)	to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or

(B)	to a person who is an Institutional Accredited Investor,

together with, in the case of (B), a duly executed investment letter from the relevant transferee substantially in the form set out in Schedule 4 to the Agency Agreement (an “IAI Investment Letter”) and such other satisfactory evidence as the Issuer may reasonably require from the transferor, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States; or

(ii)	otherwise pursuant to an effective registration statement under the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require from the transferor, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

In the case of (A) above, such transferee may take delivery through a Legended Note in global or definitive form and, in the case of (B) above, such transferee may take delivery only through a Legended Note in definitive form. After expiry of the applicable Distribution Compliance Period (i) beneficial interests in Regulation S Global Notes may be held through DTC directly, by a participant in DTC, or indirectly through a participant in DTC and (ii) such certification requirements will no longer apply to such transfers.

(f)	Transfers of interests in Legended Notes

Transfers of Legended Notes or beneficial interests therein may be made:

(i)	to a transferee who takes delivery of such interest through a Regulation S Global Note, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Notes being transferred will be held immediately thereafter through Euroclear and/or Clearstream, Luxembourg; or

(ii)	to a transferee who takes delivery of such interest through a Legended Note:

(A)	where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

(B)	where the transferee is an Institutional Accredited Investor, subject to delivery to the Registrar of a Transfer Certificate from the transferor to the effect that such transfer is being made to an Institutional Accredited Investor, together with a duly executed IAI Investment Letter from the relevant transferee and such other satisfactory evidence as the Issuer may reasonably require from the transferor, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction;

(iii)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available); or

(iv)	pursuant to an effective registration statement under the Securities Act.

and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

Notes transferred by Institutional Accredited Investors to QIBs pursuant to Rule 144A or outside the United States pursuant to Regulation S will be eligible to be held by such QIBs or non-U.S. investors through DTC, Euroclear or Clearstream, Luxembourg, as appropriate, and the Registrar will arrange for any Notes which are the subject of such a transfer to be represented by the appropriate Registered Global Note, where applicable.

Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the legend (the “Legend”) applicable to Legended Notes, the Registrar shall deliver only Legended Notes or refuse to remove such Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

(g)	Exchanges and transfers of Registered Notes generally

Holders of Registered Notes in definitive form, other than Institutional Accredited Investors, may exchange such Notes for interests in a Registered Global Note of the same type at any time.

(h)	Closed Periods

No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note, (ii) during the period of 15 days before any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 8(c), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date.

(i)	Definitions

In this Condition, the following expressions shall have the following meanings:

“Distribution Compliance Period” means the period that ends 40 days after the completion of the distribution of each Tranche of Notes, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

“Institutional Accredited Investor” means “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that are institutions;

“Legended Note” means Registered Notes in definitive form that are issued to Institutional Accredited Investors and Registered Notes (whether in definitive form or represented by a Registered Global Note) sold in private transactions to QIBs in accordance with the requirements of Rule 144A;

“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A;

“Regulation S” means Regulation S under the Securities Act;

“Regulation S Global Note” means a Registered Global Note representing Notes sold outside the United States in reliance on Regulation S;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Global Note” means a Registered Global Note representing Notes sold in the United States to QIBs; and

“Securities Act” means the United States Securities Act of 1933, as amended.

3.	STATUS OF THE NOTES AND THE GUARANTEE

(a)	Status of the Notes

The Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

(b)	Status of the Guarantee

The payment of principal and interest in respect of the Notes and all other amounts payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed (the “Guarantee”). The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and (save for certain obligations required to be preferred by law) rank equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

4.	NEGATIVE PLEDGE

(a)	Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Trust Deed) the Issuer and the Guarantor will ensure that no Relevant Indebtedness (as defined below) and no guarantee or indemnity of any Relevant Indebtedness will be secured by any mortgage, charge, lien, pledge or other security interest (other than a lien arising by operation of law) (each a “Security Interest”) upon the whole or any part of the undertaking, revenues or assets, present or future, of the Issuer or, as the case may be, the Guarantor, unless the Issuer or, as the case may be, the Guarantor shall, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, take any and all action necessary to ensure that:

(1)	all amounts payable by it under the Notes, the Coupons, the Receipts and the Trust Deed are secured by the Security Interest equally and rateably with the Relevant Indebtedness or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case, to the satisfaction of the Trustee; or

(2)	such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (B) as shall be approved by an Extraordinary Resolution (which is defined in the Trust Deed as a resolution duly passed by a majority of not less than three-fourths of the votes cast thereon) of the Noteholders, provided that the Issuer or, as the case may be, the Guarantor may create, assume or have outstanding a Security Interest in respect of any Relevant Indebtedness and/or in respect of any guarantee or indemnity of any Relevant Indebtedness without the obligation to provide a Security Interest, guarantee, indemnity or other arrangement in respect of the Notes and the relative Receipts and Coupons as aforesaid where such Security Interest is issued or created for the purpose of financing or refinancing the purchase of any property or assets provided that (i) such property or assets are the sole subject of the Security Interest, (ii) in connection with any such financing or refinancing, neither the scope of the Security Interest nor the principal amount secured is increased, (iii) the principal amount of the Relevant Indebtedness secured by such Security Interest shall not exceed the purchase cost of such property or assets and (iv) any such Security Interest shall be created or assumed concurrently with or within one year following the purchase of such property or assets.

(b)	Interpretation

For the purposes of these Conditions:

(i)	“Indebtedness” means any present or future indebtedness (including any liability under or in respect of any acceptance or acceptance credit but excluding, for the avoidance of doubt, bills of exchange drawn under or in respect of letters of credit or contracts for the provisions of goods or services for the purpose of effecting payment and not in connection with the raising of money); and

(ii)	“Relevant Indebtedness” means any Indebtedness in the form of or represented by any note, bond, debenture, debenture stock, loan stock or other similar security which (with the consent of the issuer of the Indebtedness) are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market, having an original maturity of more than one year from its date of issue.

5.	REDENOMINATION

(a)	Redenomination

Where redenomination is specified in the applicable Pricing Supplement as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders or the Couponholders, on giving 30 days’ prior notice to the Trustee, the Principal Paying Agent, Euroclear, Clearstream, Luxembourg and/or as applicable, the CMU Service and at least 30 days’ prior notice to the Noteholders in accordance with Condition 15, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.

The election will have effect as follows:

(i)	the Notes and the Receipts shall be deemed to be redenominated into euro in the denomination of 0.01 with a nominal amount in euro for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the Issuer determines, with the agreement of the Principal Paying Agent and with the prior written approval of the Trustee, that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes are for the time being listed and the Agents of such deemed amendments;

(ii)	save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest 0.01;

(iii)	if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer in the denominations of 1,000, 10,000, 100,000 and (but only to the extent of any remaining amounts less than 1,000 or such smaller denominations as the Issuer in conjunction with the Principal Paying Agent may determine) 0.01 and such other denominations as the Issuer in conjunction with the Principal Paying Agent shall determine and notify to the Noteholders;

(iv)	if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the “Exchange Notice”) that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Principal Paying Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(v)	after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(vi)	if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

(vii)	if the Notes are Floating Rate Notes, the applicable Pricing Supplement will specify any relevant changes to the provisions relating to interest; and

(viii)	such other changes shall be made to these Conditions as the Issuer may decide, after consultation with the Trustee and the Principal Paying Agent, and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro.

(b)	Definitions

In these Conditions, the following expressions have the following meanings:

“Established Rate” means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

“euro” and “€” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

“Redenomination Date” means (in the case of interest bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the Issuer in the notice given to the Noteholders pursuant to paragraph (a) above and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union; and

“Treaty” means the Treaty establishing the European Community, as amended by the Treaty on European Union, as amended from time to time.

6.	INTEREST

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the nominal amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in these Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

If interest is required to be calculated for a period ending other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such amount by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 6(a):

(i)	if “Actual/Actual (ISMA)” is specified in the applicable Pricing Supplement:

(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; or

(ii)	if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360; or

(iii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Accrual Period divided by 365.

In these Conditions:

“Determination Period” means the period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes and Index Linked Interest Notes

(i)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the nominal amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or

(B)	if no express Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Pricing Supplement.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent under an interest rate swap transaction if the Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Pricing Supplement;

(2)	the Designated Maturity is a period specified in the applicable Pricing Supplement; and

(3)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”), on the Euro-zone inter-bank offered rate (“EURIBOR”) or on the Hong Kong inter-bank offered rate (“HIBOR”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR, or Hong Kong time, in the case of HIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR or HIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(iii)	Minimum and/or maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and calculation of Interest Amounts

The Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same. If required to be calculated by it, the Principal Paying Agent or, as the case may be, the Calculation Agent shall cause the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer, the Guarantor each of the Paying Agents, the Noteholders and, if the Notes are listed on a stock exchange and the rules of such stock exchange or other relevant authority so require, such stock exchange or other relevant authority as soon as practicable after calculating the same.

The Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 6(b):

(i)	if “Actual/365” or “Actual/Actual (ISDA)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(iii)	if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)	Notification of Rate of Interest and Interest Amounts

The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 15. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

(vi)	Determination or Calculation by Trustee

If for any reason at any relevant time the Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Pricing Supplement, as the case may be, and in each case in accordance with paragraph (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Pricing Supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Principal Paying Agent or the Calculation Agent, as applicable.

(vii)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6, whether by the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Trustee, the Principal Paying Agent, the Calculation Agent (if applicable), the other Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Pricing Supplement.

(d)	Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(e)	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

(f)	Definitions

In these Conditions, if a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day on the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)	in any case where Specified Periods are specified in accordance with Condition 6(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, “Business Day” means a day which is both:

(A)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, Hong Kong and any Additional Business Centre specified in the applicable Pricing Supplement; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London, Hong Kong and any Additional Business Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system (the “TARGET System”) is open.

7.	PAYMENTS

(a)	Method of payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively); and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

(b)	Presentation of definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Bearer Notes not held in CMU will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Bearer Notes, and payments of interest in respect of definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of Instalment Amounts (if any) in respect of definitive Bearer Notes not held through the CMU Service, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Bearer Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Bearer Note to which it appertains. Receipts presented without the definitive Bearer Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive bearer form not held through the CMU Service (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 9) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 10) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in definitive bearer form not held through the CMU Service becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

In the case of definitive Bearer Notes held through the CMU Service, payment will be made to the person(s) for whose account(s) interests in the relevant definitive Bearer Note are credited as being held with CMU in accordance with the CMU Rules at the relevant time as notified to the CMU Lodging Agent by the CMU in a relevant CMU Instrument Position Report or any relevant notification by CMU, which notification shall be conclusive evidence of the records of CMU (save in the case of manifest error) and payment made in accordance thereof shall discharge the obligations of the Issuer or, as the case may be, the Guarantor in respect of that payment.

If the due date for redemption of any definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

(c)	Payments in respect of Bearer Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Bearer Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Bearer Notes and otherwise in the manner specified in the relevant Global Note (i) in the case of a Global Note lodged with CMU, to the person(s) for whose account(s) interests in the relevant Global Note are credited as being held through the CMU Service in accordance with the CMU Rules, or (ii) in the case of a Global Note not lodged with CMU, against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Bearer Global Note, distinguishing between any payment of principal and any payment of interest, will be made (in the case of a Global Note not lodged with CMU) on such Global Note by the Paying Agent to which it was presented or (in the case of a Global Note lodged with CMU) on withdrawal of such Global Note by the CMU Lodging Agent, and in each such case such record shall be prima facie evidence that the payment in question has been made.

(d)	Payments in respect of Registered Notes

Payments of principal (other than Instalment Amounts prior to the final instalment) in respect of each Registered Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Registered Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Note appearing in the register of holders of the Registered Notes maintained by the Registrar (the “Register”) at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. Notwithstanding the previous sentence, if (i) a holder does not have a Designated Account or (ii) the principal amount of the Notes held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest and payments of Instalment Amounts (other than the final instalment) in respect of each Registered Note (whether or not in global form) will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the business day in the city where the specified office of the Registrar is located immediately preceding the relevant due date to the holder (or the first named of joint holders) of the Registered Note appearing in the Register at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (the “Record Date”) at his address shown in the Register on the Record Date and at his risk. Upon application of the holder to the specified office of the Registrar not less than three business days in the city where the specified office of the Registrar is located before the due date for any payment of interest in respect of a Registered Note, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) and Instalment Amounts (other than the final instalment) in respect of the Registered Notes which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Note on redemption and the final instalment of principal will be made in the same manner as payment of the principal amount of such Registered Note.

Holders of Registered Notes will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Note as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of the Registered Notes.

All amounts payable to DTC or its nominee as registered holder of a Registered Global Note in respect of Notes denominated in a Specified Currency other than U.S. dollars shall be paid by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for payment in such Specified Currency for conversion into U.S. dollars in accordance with the provisions of the Agency Agreement.

None of the Issuer, the Guarantor, the Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)	General provisions applicable to payments

The holder of a Global Note (if the Global Note is not lodged with CMU) or (if the Global Note is lodged with CMU) the person(s) for whose account(s) interests in such Global Note are credited as being held through the CMU Service in accordance with the CMU Rules as notified to the CMU Lodging Agent by CMU in a relevant CMU Instrument Position Report or any other relevant notification by CMU (which notification, in either case, shall be conclusive evidence of the records of CMU save in the case of manifest error), shall be the only person(s) entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note or such person(s) for whose account(s) interests in such Global Note are credited as being held through the CMU Service (as the case may be) in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg, DTC or the CMU Service as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear, Clearstream, Luxembourg, DTC or the CMU Lodging Agent, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor in respect of such Global Note.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States only if:

(i)	the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Bearer Notes in the manner provided above when due;

(ii)	payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences to the Issuer or the Guarantor.

(f)	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 10) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation;

(B)	Hong Kong;

(C)	London; and

(D)	any Additional Financial Centre specified in the applicable Pricing Supplement;

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London, Hong Kong and any Additional Financial Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open; and

(iii)	in the case of any payment in respect of a Registered Global Note denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and in respect of which an accountholder of DTC (with an interest in such Registered Global Note) has elected to receive any part of such payment in U.S. dollars, a day other than a Saturday or Sunday or any other day on which commercial banks are not authorised or required by law or regulation to be closed in New York City.

(g)	Interpretation of principal and interest

Any reference in these Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 9 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 8(e)); and

(vii)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 9 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

8.	REDEMPTION AND PURCHASE

(a)	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.

(b)	Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Principal Paying Agent and, in accordance with Condition 15, the Noteholders (which notice shall be irrevocable), if the Issuer satisfies the Trustee immediately before the giving of such notice that:

(i)	on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 9 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of a Tax Jurisdiction (as defined in Condition 9) or any political subdivision of, or any authority in, or of, a Tax Jurisdiction having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)	such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Trustee (1) a certificate signed by two Directors of the Issuer or, as the case may be, two Directors of the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (2) an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

Notes redeemed pursuant to this Condition 8(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)	Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Pricing Supplement, the Issuer may, having given:

(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 15; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to:

(a)	the Trustee and the Principal Paying Agent; and

(b)	in the case of a redemption of Registered Notes, the Registrar,

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and/or not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected in such place as the Trustee may approve and in such manner as it deems fit, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg and/or DTC and/or the CMU Service, (as appropriate) in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes or represented by a Global Note shall in each case bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding and Notes outstanding represented by such Global Note, respectively, bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that, if necessary, appropriate adjustments shall be made to such nominal amounts to ensure that each represents an integral multiple of the Specified Denomination. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 15 at least five days prior to the Selection Date.

(d)	Redemption at the option of the Noteholders (Investor Put)

(A)	If Investor Put is specified in the applicable Pricing Supplement

If Investor Put is specified in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 15 not less than 15 nor more than 30 days’ notice (which notice shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, such Note on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date.

(B)	Put Option Exercise Procedures

If this Note is in definitive form, to exercise the right to require redemption of this Note the holder of this Note must deliver such Note at the specified office of any Paying Agent (together with all unmatured Receipts and Coupons and unexchanged Talons in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) at any time during normal business hours of such Paying Agent or, as the case may be, the Registrar falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or, as the case may be, the Registrar (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by, if this Note is in definitive form, this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control and, in the case of Registered Notes, the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Registered Note in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 2(b). Registered Notes may be redeemed under this Condition 8(d) in any multiple of their lowest Specified Denomination.

(e)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 11, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(i)	in the case of a Note (other than a Zero Coupon Note, an Instalment Note and a Partly Paid Note) with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

“RP” means the Reference Price; and

“AY” means the Accrual Yield; and

“y” is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Pricing Supplement.

(f)	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

(h)	Purchases

The Issuer, the Guarantor or any Subsidiary (as defined in the Trust Deed) of the Issuer or the Guarantor may at any time purchase Notes (provided that, in the case of definitive Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor, surrendered to any Paying Agent and/or the Registrar for cancellation.

(i)	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and may not be reissued or resold.

(j)	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 11 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Note has been received by the Trustee, the Principal Paying Agent or the Registrar and notice to that effect has been given to the Noteholders in accordance with Condition 15.

9.	TAXATION

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the Issuer or the Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(a)	presented for payment by or on behalf of a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such Note, Receipt or Coupon; or

(b)	presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 7(f)); or

(c)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th–27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)	presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union; or

(e)	presented for payment by or on behalf of a holder of such Note, Receipt or Coupon who, at the time of such presentation, is able to avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption and does not make such declaration or claim.

As used herein:

(i)	“Tax Jurisdiction” means the British Virgin Islands or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Issuer) or Hong Kong or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Guarantor); and

(ii)	the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent or the Registrar, as the case may be, on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 15.

10.	PRESCRIPTION

The Notes (whether in bearer or registered form), Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 9) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 7(b) or any Talon which would be void pursuant to Condition 7(b).

11.	EVENTS OF DEFAULT AND ENFORCEMENT

(a)	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified to its satisfaction), (but in the case of the happening of any of the events described in paragraphs (ii) and (iv) to (xi) inclusive, only if the Trustee shall have certified in writing to the Issuer and the Guarantor that such event is, in its opinion, materially prejudicial to the interests of the Noteholders), give notice in writing to the Issuer that each Note is, and each Note shall thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest as provided in the Trust Deed if any of the following events (each an “Event of Default”) shall occur:

(i)	Non-payment: the Issuer fails to pay any amount of principal in respect of the Notes within seven days of the due date for payment thereof or fails to pay any amount of interest in respect of the Notes within fourteen days of the due date for payment thereof; or

(ii)	Breach of other obligations: the Issuer or the Guarantor defaults in the performance or observance of, or compliance with, any of its other obligations under the Conditions or the Trust Deed which default is incapable of remedy, or if in the opinion of the Trustee capable of remedy, such default remains unremedied in the opinion of the Trustee for 30 days (or such longer period as the Trustee may permit) next following service by the Trustee on the Issuer or, as the case may be, the Guarantor of notice requiring the same to be remedied; or

(iii)	Cross default of Issuer or Guarantor: (1) the Issuer or the Guarantor, as the case may be, shall default in the payment of any principal of or interest on any Indebtedness beyond any period of grace provided in respect thereof; or (2) the Issuer or the Guarantor, as the case may be, shall fail to honour when due and called upon any guarantee of any Indebtedness or (3) any Indebtedness of the Issuer or the Guarantor, as the case may be, shall become due and payable prior to its specified maturity by reason of any default or event of default (howsoever described), in each case in an aggregate principal amount of at least U.S.$30,000,000 or such other amount as may be specified in the applicable Pricing Supplement or the equivalent thereof in another currency or currencies; or

(iv)	Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the whole or a substantial part of the property, assets or revenues of the Issuer or the Guarantor and is not discharged or stayed within 60 days; or

(v)	Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed or initiates any legal proceedings to enforce any mortgage, charge, pledge, lien or other encumbrance over the whole or a substantial part of the undertaking, assets and revenues of the Issuer or the Guarantor and is not discharged or stayed within 60 days; or

(vi)	Insolvency etc: (1) the Issuer or the Guarantor becomes insolvent or is unable to pay its debts as they fall due, (2) an administrator or liquidator of the Issuer or the Guarantor is appointed with respect to the whole or a substantial part of the undertaking, assets and revenues of the Issuer or the Guarantor, (3) the Issuer or the Guarantor makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of its Indebtedness (or any guarantees of any Indebtedness given by it) generally or (4) the Issuer or the Guarantor ceases or threatens to cease to carry on all or a substantial part of its business; or

(vii)	Winding up etc: (i) an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or the Guarantor (otherwise than for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders) and (ii) in any case is not discharged, stayed or the subject of bona fide proceedings within 28 days; or

(viii)	Illegality: if, in the opinion of the Trustee, it is or will become unlawful for the Issuer or the Guarantor to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed and such illegality is incapable of remedy, or if in the opinion of the Trustee capable of remedy, such illegality remains unremedied in the opinion of the Trustee for 30 days (or such longer period as the Trustee may permit) next following service in writing by the Trustee on the Issuer, or as the case may be, the Guarantor of notice requiring the same to be remedied; or

(ix)	Ownership: the Issuer ceases to be wholly-owned and controlled by the Guarantor; or

(x)	Analogous event: any event occurs which under the laws of the British Virgin Islands or Hong Kong has an analogous effect to any of the events referred to in paragraphs (iv) to (viii) above; or

(xi)	Guarantee not in force: the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect.

(b)	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and (ii) it shall have been indemnified to its satisfaction.

No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

12.	REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced subject to applicable laws, regulations and relevant stock exchange regulations at the specified office of the Principal Paying Agent or the Paying Agent in Luxembourg (in the case of Bearer Notes, Receipts or Coupons) or the Registrar or the Transfer Agent in Luxembourg (in the case of Registered Notes) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer, the Principal Paying Agent and the Registrar (as the case may be) may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13.	AGENTS

The names of the initial Agents and their initial specified offices are set out below.

The Issuer and the Guarantor are entitled, after consultation with the Trustee, to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a)	there will at all times be a Principal Paying Agent and a Registrar;

(b)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent (in the case of Bearer Notes) and a Transfer Agent (in the case of Registered Notes) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange (or any other relevant authority);

(c)	if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th–27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced, the Issuer will ensure that it maintains a Paying Agent in an EU Member State that will not be obliged to withhold or deduct tax pursuant to any such Directive; and

(d)	so long as any of the Registered Global Notes denominated in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent.

In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 7(e). Any variation, termination, appointment or change referred to in the preceding paragraph and/or any appointment referred to in this paragraph shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 15.

In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantor and, in certain circumstances set out therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

14.	EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 10.

15.	NOTICES

All notices regarding the Bearer Notes will be deemed to be validly given if published (i) in a leading daily newspaper of general circulation in Hong Kong and (ii) if and for so long as the Bearer Notes are listed on the Luxembourg Stock Exchange (and so long as the rules of such stock exchange so require), a daily newspaper of general circulation in Luxembourg. It is expected that such publication will be made in the South China Morning Post in Hong Kong and the Luxemburger Wort in Luxembourg. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange (or any other relevant authority) on which the Bearer Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If, in the opinion of the Trustee, publication as provided above is not practicable, a notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange and the rules of that stock exchange so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that stock exchange.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of (i) Euroclear and/or Clearstream, Luxembourg and/or DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or DTC for communication by them to the holders of the Notes or (ii) the CMU Service, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to the persons shown in a CMU Instrument Position Report issued by the CMU Service on the second business day preceding the date of despatch of such notice as holding interests in the relevant Global Note and, in addition, in the case of both (i) and (ii) above, for so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange (or any other relevant authority) so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that Stock Exchange (or any other relevant authority). Any such notice shall be deemed to have been given to the holders of the Notes on the first day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg and/or DTC and/or the persons shown in the relevant CMU Instrument Position Report.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes). Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg and/or DTC and/or, in the case of Notes lodged with the CMU Service, by delivery by such holder of such notice to the CMU Lodging Agent in Hong Kong, as the case may be, in such manner as the Principal Paying Agent, the Registrar, the CMU Lodging Agent and Euroclear and/or Clearstream, Luxembourg and/or DTC and/or the CMU Service, as the case may be, may approve for this purpose.

Receiptholders and Couponholders will be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this Condition 15.

16.	MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND SUBSTITUTION

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor or the Trustee and shall be convened by the Issuer if required in writing by Noteholders holding not less than ten per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, the Receipts, the Coupons or the Trust Deed (including, inter alia, modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or canceling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of the provisions of the Notes or the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or potential Event of Default shall not be treated as such, where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders so to do or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest or proven error. Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification shall be notified to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking or covenant given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed.

The Trustee may, without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed of a subsidiary of the Guarantor, subject to (a) the Notes being unconditionally and irrevocably guaranteed by the Guarantor, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with.

Any such modification, waiver, authorisation, determination or substitution shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification or substitution shall be promptly notified to Noteholders by the Issuer in accordance with Condition 15.

17.	INDEMNIFICATION OF THE TRUSTEE AND TRUSTEE CONTRACTING WITH THE ISSUER AND/OR THE GUARANTOR

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or the Guarantor and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Guarantor, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

18.	FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

19.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

(a)	Governing law

The Trust Deed, the Agency Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)	Submission to jurisdiction

Each of the Issuer and the Guarantor has in the Trust Deed agreed, for the exclusive benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes, the Receipts and/or the Coupons and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with the Trust Deed, the Notes, the Receipts and the Coupons may be brought in such courts.

Each of the Issuer and the Guarantor has in the Trust Deed irrevocably waived any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and has further irrevocably agreed in the Trust Deed that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

Nothing contained in this Condition shall limit any right to take Proceedings against the Issuer or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(c)	Appointment of Process Agent

Each of the Issuer and the Guarantor has in the Trust Deed appointed Law Debenture Corporate Services Limited at its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, England as its agent for service of process, and has undertaken that, in the event of Law Debenture Corporate Services Limited ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

PRINCIPAL PAYING AGENT1

Deutsche Bank AG London Winchester House 1 Great Winchester Street London EC2N 2DB	Deutsche Bank AG 55th Floor Cheung Kong Center 2 Queen’s Road Central Hong Kong

REGISTRAR2 AND TRANSFER AGENT

Deutsche Bank Trust Company Americas 280 Park Avenue 9th Floor New York NY 10017 United States of America	Deutsche Bank Luxembourg S.A. 2, Boulevard Konrad Adenauer L-1115 Luxembourg

CMU LODGING AGENT AND TRANSFER AGENT

Deutsche Bank AG

55th Floor

Cheung Kong Center

2 Queen’s Road Central

Hong Kong

OTHER PAYING AGENT

Deutsche Bank Luxembourg S.A.

2, Boulevard Konrad Adenauer

L-1115 Luxembourg

EXCHANGE AGENT

Deutsche Bank Trust Company Americas

280 Park Avenue

9th Floor

New York

NY 10017

United States of America

[1]	Unless otherwise specified in the applicable Pricing Supplement, Deutsche Bank AG London will act as Principal Paying Agent.
[2]	Unless otherwise specified in the applicable Pricing Supplement, Deutsche Bank Trust Company Americas will act as Registrar.

SECOND SCHEDULE

PART I

FORMS OF REGISTERED GLOBAL NOTES

[THIS SECURITY AND THE GUARANTEE IN RESPECT HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT (1) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS OR (2) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”); (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITIES OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (5) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; IF ANY RESALE OR OTHER TRANSFER OF THE NOTES IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (5) ABOVE, THE TRANSFEROR SHALL DELIVER A LETTER SUBSTANTIALLY IN THE FORM SET OUT IN SCHEDULE 4 TO THE AGENCY AGREEMENT TO THE REGISTRAR, WHICH SHALL PROVIDE, AMONG OTHER THINGS THE TRANSFEREE IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, THAT IT IS ACQUIRING SUCH NOTES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT IT WILL ACQUIRE NOTES HAVING A MINIMUM PURCHASE PRICE OF AT LEAST U.S.$500,000 (OR THE APPROXIMATE EQUIVALENT IN ANOTHER SPECIFIED CURRENCY (AS SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT)); AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGISTERED NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. ]1

THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THIS GLOBAL NOTE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS LEGEND. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS LEGEND.

[THIS SECURITY AND THE GUARANTEE IN RESPECT HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART.]2

[1]	This legend shall be borne by each Rule 144 A Global Note.
[2]	Include only if Note is a Regulation S Global Note.

CLP POWER HONG KONG FINANCING LIMITED

(the “Issuer”)

(incorporated with limited liability under the laws of the British Virgin Islands)

REGISTERED GLOBAL NOTE

[REGULATION S/RULE 144A]

unconditionally and irrevocably guaranteed by

CLP POWER HONG KONG LIMITED

(the “Guarantor”)

(incorporated with limited liability under the laws of Hong Kong)

The Issuer hereby certifies that                              is, at the date hereof, entered in the Register as the holder of the aggregate Nominal Amount of                      of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the “Pricing Supplement”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 3rd April, 2002 and made between the Issuer, the Guarantor and DB Trustees (Hong Kong) Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, agrees to pay to such registered holder on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Registrar at [280 Park Avenue, 9th Floor, New York, NY 10017, United States of America/2, Boulevard Konrad Adenauer, L-1115 Luxembourg]* or such other specified office as may be specified for this purpose in accordance with the Conditions.

*	Delete as applicable.

On any redemption in whole or in part or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in the Register. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or by the amount of such instalment so paid. The nominal amount of this Global Note and of the Notes held by the registered holder hereof following any such redemption or purchase and cancellation as aforesaid or any transfer or exchange as referred to below shall be the nominal amount most recently entered in the Register.

This Global Note may be exchanged in whole, but not in part, for Definitive Registered Notes without Receipt, Coupons or Talons attached only upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(1)	an Event of Default has occurred and is continuing; or

(2)	DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no successor or alternative clearing system satisfactory to the Trustee is available; or

(3)	DTC has ceased to constitute a clearing agency registered under the Exchange Act or the Issuer has been notified that both Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, in any such case, no successor clearing system satisfactory to the Trustee is available; or

(4)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.

If this Global Note is exchangeable following the occurrence of an Exchange of Event:

(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 15 upon the occurrence of such Exchange Event; and

(ii)	DTC, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (2) above, the Issuer may also give notice to the Registrar requesting exchange. Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions hereof and of the Agency Agreement dated 3rd April, 2002 (as amended and/or supplemented and/or restated from time to time) and the rules and operating procedures of Euroclear and Clearstream, Luxembourg and DTC.

On any exchange or transfer as aforesaid pursuant to which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of such exchange or transfer shall be entered by or on behalf of the Issuer in the Register, whereupon the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.

Subject as provided in the following next paragraph, until the exchange of the whole of this Global Note as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes in the form set out in Part IX of the Second Schedule to the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note.

If this Global Note is registered in the name of a nominee for DTC, transfers of this Global Note shall be limited to transfers in whole, but not in part, to any other nominee(s) of DTC.

The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend.

This Global Note shall not be valid unless authenticated by [Deutsche Bank Trust Company Americas/Deutsche Bank Luxembourg S.A.]* as Registrar.

A person who is not a party to this Global Note has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

CLP POWER HONG KONG FINANCING LIMITED

By:
Duly Authorised

*	Delete as applicable.

Authenticated by

[Deutsche Bank Trust Company Americas/Deutsche Bank Luxembourg S.A.]*,

as Registrar

By:
Authorised Officer

By:
Authorised Officer

PART II

FORM OF DEFINITIVE REGISTERED NOTE

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (A) REPRESENTS THAT (1) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS OR (2) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”); (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITIES OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IF REQUESTED BY THE ISSUER OR BY A DEALER, THE PURCHASER AGREES TO PROVIDE THE INFORMATION NECESSARY TO DETERMINE WHETHER THE TRANSFER OF THIS NOTE IS PERMISSIBLE UNDER THE SECURITIES ACT. THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFERS OF RESTRICTED SECURITIES GENERALLY. BY THE ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. ]1

[1]	This legend shall be borne by each Definitive Registered Note issued in reliance on Rule 144A and each Definitive IAI Registered Note.

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE TRUST DEED AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. UNTIL THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, SALES MAY NOT BE MADE IN THE UNITED STATES OR TO U.S. PERSONS UNLESS MADE (I) PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (II) TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN, AND IN TRANSACTIONS PURSUANT TO, RULE 144A UNDER THE SECURITIES ACT]1

CLP POWER HONG KONG FINANCING LIMITED

(the “Issuer”)

(incorporated with limited liability under the laws of the British Virgin Islands)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

unconditionally and irrevocably guaranteed by

CLP POWER HONG KONG LIMITED

(the “Guarantor”)

(incorporated with limited liability under the laws of Hong Kong)

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer. References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out hereon] as supplemented, replaced and modified by the relevant information appearing in the Pricing Supplement (the “Pricing Supplement”) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 3rd April, 2002 and made between the Issuer, the Guarantor and DB Trustees (Hong Kong) Limited as trustee for the holders of the Notes.

THIS IS TO CERTIFY that [                            ] is/are the registered holder(s) of one or more of the above-mentioned Notes and is/are entitled on each Instalment Date (if this Note is repayable in instalments) and on the Maturity Date, and/or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, to the amount payable on redemption of this Note and to receive interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Note.

[1]	This legend shall be borne by each Definitive Registered Note issued in reliance on Regulation S.

The statements in the legend set out above are an integral part of the terms of this Note and, by acceptance of this Note, the registered holder of this Note agrees to be subject to and bound by the terms and provisions set out in the legend.

This Note shall not be valid unless authenticated by [Deutsche Bank Trust Company Americas/Deutsche Bank Luxembourg S.A.]*, as Registrar.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

CLP POWER HONG KONG FINANCING LIMITED

By:
Duly Authorised

Authenticated by
[Deutsche Bank Trust Company Americas/Deutsche Bank Luxembourg S.A.]*, as Registrar

By:
Authorised Officer

By:
Authorised Officer

*	Delete as applicable.

- FORM OF TRANSFER OF REGISTERED NOTE -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][            ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing as attorney to transfer such nominal amount of this Note in the register maintained by CLP Power Hong Kong Financing Limited with full power of substitution.

Signature(s)

Date:

N.B.:	This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

[Conditions]

[Conditions to be as set out in the First Schedule to this Trust Deed or such other form as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Pricing Supplement

[Here to be set out text of the relevant information supplementing, replacing or modifying the Conditions which appear in the Pricing Supplement relating to the Notes]

THE COMMON SEAL of	)	SEAL
CLP POWER HONG KONG	)
FINANCING LIMITED	)
was affixed to this deed	)
in the presence of:	)

		(Sgd.)	RICHARD LANCASTER
Director

		(Sgd.)	CHONG CHUNG CHO
Director/Secretary

THE COMMON SEAL of	)	SEAL
CLP POWER	)
HONG KONG LIMITED	)
was affixed to this deed in	)
the presence of:	)

		(Sgd.)	RICHARD LANCASTER
Director

		(Sgd.)	CHONG CHUNG CHO
Director/Secretary

SIGNED as a deed	)
by ANGELINE GARVEY KAREN ROBINETT	)	ANGELINE GARVEY K ROBINETT
as attorney for DB TRUSTEES (HONG KONG)	) )	(as attorney for DB TRUSTEES (HONG
LIMITED in the presence of:	)	KONG) LIMITED)

Witness’	(Sgd.) ANDREW BROWN
Signature:
Name:	ANDREW BROWN
Address:	DEUTSCHE BANK AG LONDON
1 GREAT WINCHESTER STREET
LONDON EC2N 2DB

Dated 3 June 2005

CLP POWER HONG KONG FINANCING LIMITED

- and -

CLP POWER HONG KONG LIMITED

- and -

DB TRUSTEES (HONG KONG) LIMITED

SECOND SUPPLEMENTAL TRUST DEED

modifying the Trust Deed dated 3rd April, 2002

relating to a

U.S.$1,500,000,000 Medium Term Note Programme

For the Issuer:

ALLEN & OVERY

9th Floor

Three Exchange Square

Central

Hong Kong

For the Trustee:

LINKLATERS

10th Floor, Alexandra House

Chater Road

Central

Hong Kong

THIS SECOND SUPPLEMENTAL TRUST DEED is made on 3 June 2005 BETWEEN:

(1)	CLP POWER HONG KONG FINANCING LIMITED, a company incorporated under the laws of the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the Issuer);

(2)	CLP POWER HONG KONG LIMITED, a company incorporated under the laws of Hong Kong, whose registered office is at 147 Argyle Street, Kowloon, Hong Kong (the Guarantor); and

(3)	DB TRUSTEES (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, whose principal office is at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents).

WHEREAS:

(A)	This Second Supplemental Trust Deed is supplemental to the Trust Deed dated 3rd April, 2002 (hereinafter called the Principal Trust Deed) and the First Supplemental Trust Deed dated 15th April, 2003 (the First Supplemental Trust Deed and, together with the Principal Trust Deed, the Existing Trust Deed) each made between the Issuer, the Guarantor and the Trustee relating to the U.S.$1,500,000,000 Medium Term Note Programme (the Programme) established by the Issuer.

(B)	On 3 June 2005 the Issuer published modified and updated listing particulars relating to the Programme.

NOW THIS SECOND SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	Subject as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith, all words and expressions defined in the Existing Trust Deed shall have the same meanings in this Second Supplemental Trust Deed.

2.	The Principal Trust Deed shall be modified as follows:

(i)	by the deletion of the words “UBS AG, acting through its business group UBS Warburg” from the definition of “Dealers” in clause 1(A) thereto and the substitution therefor of the words “UBS Limited”;

(ii)	by the deletion of the words “the Luxembourg Stock Exchange and/or” from the definition of “Stock Exchange” in clause 1(A) thereto; and

(iii)	by the deletion of the Terms and Conditions set out in the First Schedule thereto and the substitution therefor of the Terms and Conditions set out in the First Schedule hereto.

3.	The Existing Trust Deed shall henceforth be read and construed as one document with this Second Supplemental Trust Deed.

1

4.	A Memorandum of this Second Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by the Issuer and the Guarantor on their duplicates of the Principal Trust Deed.

IN WITNESS whereof this Second Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date first stated on page 1.

FIRST SCHEDULE

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the rules of the relevant stock exchange and agreed by the Issuer, the Guarantor and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Form of Pricing Supplement” for a description of the content of Pricing Supplements which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by CLP Power Hong Kong Financing Limited (the “Issuer”) and constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 3rd April, 2002 made between the Issuer, CLP Power Hong Kong Limited as guarantor (the “Guarantor”) and DB Trustees (HK) Limited (the “Trustee” which expression shall include any successor as Trustee).

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i)	in relation to any Notes represented by a global Note (a “Global Note”), units of the lowest Specified Denomination in the Specified Currency;

(ii)	any Global Note;

(iii)	any definitive Notes in bearer form (“Bearer Notes”) issued in exchange for a Global Note in bearer form; and

(iv)	definitive Notes in registered form (“Registered Notes”) (whether or not issued in exchange for a Global Note in registered form).

2

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 3rd April, 2002 and made between the Issuer, the Guarantor, the Trustee, Deutsche Bank AG, London Branch (or, if so specified in the applicable Pricing Supplement, Deutsche Bank AG, Hong Kong Branch) as principal paying agent and agent bank (the “Principal Paying Agent”, which expression shall include any successor principal paying agent), Deutsche Bank AG, Hong Kong Branch as CMU lodging agent (the “CMU Lodging Agent”, which expression shall include any successor CMU lodging agent) and the other paying agents named therein (together with the Principal Paying Agent and the CMU Lodging Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents), Deutsche Bank Trust Company Americas as exchange agent (the “Exchange Agent”, which expression shall include any successor exchange agent) and Deutsche Bank Trust Company Americas (or, if so specified in the applicable Pricing Supplement, Deutsche Bank Luxembourg S.A.) as registrar (the “Registrar”, which expression shall include any successor registrar) and a transfer agent and the other transfer agents named therein (together with the Registrar, the “Transfer Agents”, which expression shall include any additional or successor transfer agents). For the purposes of these Terms and Conditions (the “Conditions”), all references (other than in relation to the determination of interest and other amounts payable in respect of the Notes) to the Principal Paying Agent shall, with respect to a Series of Notes to be held in the CMU Service (as defined below), be deemed to be a reference to the CMU Lodging Agent and all such references shall be construed accordingly.

Interest bearing definitive Bearer Notes have interest coupons (“Coupons”) and, if indicated in the applicable Pricing Supplement, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons. Definitive Bearer Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Registered Notes and Global Notes do not have Receipts, Coupons or Talons attached on issue.

The Pricing Supplement for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Conditions, replace or modify these Conditions for the purposes of this Note. References to the “applicable Pricing Supplement” are to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

Any reference to “Noteholders” or “holders” in relation to any Notes shall mean (in the case of Bearer Notes) the holders of the Notes and (in the case of Registered Notes) the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided below. Any reference herein to “Receiptholders” shall mean the holders of the Receipts and any reference herein to “Couponholders” shall mean the holders of the Coupons and shall, unless the context otherwise requires, include the holders of the Talons. The Trustee acts for the benefit of the Noteholders, the Receiptholders and the Couponholders, in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being, at 3 June, 2005, 55/F Cheung Kong Center, 2 Queen’s Road Central, Hong Kong) and at the specified office of each of the Principal Paying Agent, the Registrar and the other Paying Agents and Transfer Agents (such Agents and the Registrar being together referred to as the “Agents”). Copies of the applicable Pricing Supplement are obtainable during normal business hours at the specified office of each of the Agents save that, if this Note is an unlisted Note of any Series, the applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Issuer and the relevant Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, and are bound by, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them. The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

3

Words and expressions defined in the Trust Deed and the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1.	Form, Denomination and Title

The Notes are in bearer form or in registered form as specified in the applicable Pricing Supplement and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination and Bearer Notes may not be exchanged for Registered Notes and vice versa.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Pricing Supplement.

Definitive Bearer Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Conditions are not applicable.

Subject as set out below, title to the Bearer Notes, Receipts and Coupons will pass by delivery and title to the Registered Notes will pass upon registration of transfers in the register which is kept by the Registrar in accordance with the provisions of the Agency Agreement. The Issuer, the Guarantor, the Trustee and any Agent will (except as otherwise ordered by a court of competent jurisdiction or required by law) deem and treat the bearer of any Bearer Note, Receipt or Coupon and the registered holder of any Registered Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Bearer Global Note held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and/or a sub-custodian for the Central Moneymarkets Unit Service operated by the Hong Kong Monetary Authority (the “CMU Service”), each person (other than Euroclear, Clearstream, Luxembourg or the CMU Service) who is for the time being shown in the records of Euroclear, Clearstream, Luxembourg or the CMU Service as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg or the CMU Service as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note shall be treated by the Issuer, the Guarantor, the Trustee and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes, as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

4

For so long as any of the Notes is represented by a Regulation S Global Note, the registered holder of the relevant Regulation S Global Note shall be treated by the Issuer, the Guarantor, the Trustee and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note.

For so long as The Depository Trust Company (“DTC”) or its nominee is the registered owner or holder of a Rule 144A Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Rule 144A Global Note for all purposes except to the extent that in accordance with DTC’s published rules and procedures any ownership rights may be exercised by its participants or beneficial owners through participants.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of DTC, Euroclear, Clearstream, Luxembourg and the CMU Service, as the case may be. References to DTC, Euroclear, Clearstream, Luxembourg and/or the CMU Service shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement or as may otherwise be approved by the Issuer, the Trustee and the Principal Paying Agent.

2.	Transfers of Registered Notes

(a)	Transfers of interests in Registered Global Notes

Transfers of beneficial interests in Registered Global Notes will be effected by DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Registered Notes in definitive form or for a beneficial interest in another Registered Global Note only in the authorised denominations set out in the applicable Pricing Supplement as Specified Denominations and only in accordance with the rules and operating procedures for the time being of DTC, Euroclear or Clearstream, Luxembourg, as the case may be and in accordance with the terms and conditions specified in the Trust Deed and the Agency Agreement. Transfers of a Rule 144A Global Note shall be limited to transfers of such Rule 144A Global Note, in whole but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

(b)	Transfers of Registered Notes in definitive form

Subject as provided in paragraphs (e), (f) and (g) below, upon the terms and subject to the conditions set forth in the Trust Deed and the Agency Agreement, a Registered Note in definitive form may be transferred in whole or in part (in the authorised denominations set out in the applicable Pricing Supplement as Specified Denominations). In order to effect any such transfer (i) the holder or holders must (a) surrender the Registered Note for registration of the transfer of the Registered Note (or the relevant part of the Registered Note) at the specified office of the Registrar or any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or his or their attorney or attorneys duly authorised in writing and (b) complete and deposit such other certifications as may be required by the Registrar or, as the case may be, the relevant Transfer Agent and (ii) the Registrar or, as the case may be, the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the Issuer, the Trustee and the Registrar may from time to time prescribe (the initial such regulations being set out in Schedule 10 to the Agency Agreement). Subject as provided above, the Registrar or, as the case may be, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar or, as the case may be, the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail, to such address as the transferee may request, a new Registered Note in definitive form of a like aggregate nominal amount to the Registered Note (or the relevant part of the Registered Note) transferred. In the case of the transfer of part only of a Registered Note in definitive form, a new Registered Note in definitive form in respect of the balance of the Registered Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent by uninsured mail to the transferor.

5

(c)	Registration of transfer upon partial redemption

In the event of a partial redemption of Notes under Condition 8, the Issuer shall not be required to register the transfer of any Registered Note, or part of a Registered Note, called for partial redemption.

(d)	Costs of registration

Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.

(e)	Transfers of interests in Regulation S Global Notes

Prior to the expiry of the applicable Distribution Compliance Period, transfers by the holder of, or of a beneficial interest in, a Regulation S Global Note to a transferee in the United States or who is a U.S. person will only be made:

(i)	upon receipt by the Registrar of a written certification substantially in the form set out in Schedule 3 to the Agency Agreement, amended as appropriate (a “Transfer Certificate”), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Note or beneficial interest therein to the effect that such transfer is being made:

(A)	to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or

(B)	to a person who is an Institutional Accredited Investor,

together with, in the case of (B), a duly executed investment letter from the relevant transferee substantially in the form set out in Schedule 4 to the Agency Agreement (an “IAI Investment Letter”) and such other satisfactory evidence as the Issuer may reasonably require from the transferor, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States; or

(ii)	otherwise pursuant to an effective registration statement under the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require from the transferor, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

6

In the case of (A) above, such transferee may take delivery through a Legended Note in global or definitive form and, in the case of (B) above, such transferee may take delivery only through a Legended Note in definitive form. After expiry of the applicable Distribution Compliance Period (i) beneficial interests in Regulation S Global Notes may be held through DTC directly, by a participant in DTC, or indirectly through a participant in DTC and (ii) such certification requirements will no longer apply to such transfers.

(f)	Transfers of interests in Legended Notes

Transfers of Legended Notes or beneficial interests therein may be made:

(i)	to a transferee who takes delivery of such interest through a Regulation S Global Note, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Notes being transferred will be held immediately thereafter through Euroclear and/or Clearstream, Luxembourg; or

(ii)	to a transferee who takes delivery of such interest through a Legended Note:

(A)	where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

(B)	where the transferee is an Institutional Accredited Investor, subject to delivery to the Registrar of a Transfer Certificate from the transferor to the effect that such transfer is being made to an Institutional Accredited Investor, together with a duly executed IAI Investment Letter from the relevant transferee and such other satisfactory evidence as the Issuer may reasonably require from the transferor, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction;

(iii)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available); or

(iv)	pursuant to an effective registration statement under the Securities Act.

and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.

Notes transferred by Institutional Accredited Investors to QIBs pursuant to Rule 144A or outside the United States pursuant to Regulation S will be eligible to be held by such QIBs or non-U.S. investors through DTC, Euroclear or Clearstream, Luxembourg, as appropriate, and the Registrar will arrange for any Notes which are the subject of such a transfer to be represented by the appropriate Registered Global Note, where applicable.

Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the legend (the “Legend”) applicable to Legended Notes, the Registrar shall deliver only Legended Notes or refuse to remove such Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.

7

(g)	Exchanges and transfers of Registered Notes generally

Holders of Registered Notes in definitive form, other than Institutional Accredited Investors, may exchange such Notes for interests in a Registered Global Note of the same type at any time.

(h)	Closed Periods

No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note, (ii) during the period of 15 days before any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 8(c), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date.

(i)	Definitions

In this Condition, the following expressions shall have the following meanings:

“Distribution Compliance Period” means the period that ends 40 days after the completion of the distribution of each Tranche of Notes, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

“Institutional Accredited Investor” means “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that are institutions;

“Legended Note” means Registered Notes in definitive form that are issued to Institutional Accredited Investors and Registered Notes (whether in definitive form or represented by a Registered Global Note) sold in private transactions to QIBs in accordance with the requirements of Rule 144A;

“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A;

“Regulation S” means Regulation S under the Securities Act;

“Regulation S Global Note” means a Registered Global Note representing Notes sold outside the United States in reliance on Regulation S;

“Rule 144A” means Rule 144A under the Securities Act;

“Rule 144A Global Note” means a Registered Global Note representing Notes sold in the United States to QIBs; and

“Securities Act” means the United States Securities Act of 1933, as amended.

3.	Status of the Notes and the Guarantee

(a)	Status of the Notes

The Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

8

(b)	Status of the Guarantee

The payment of principal and interest in respect of the Notes and all other amounts payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed (the “Guarantee”). The obligations of the Guarantor under the Guarantee are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and (save for certain obligations required to be preferred by law) rank equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

4.	Negative Pledge

(a)	Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Trust Deed) the Issuer and the Guarantor will ensure that no Relevant Indebtedness (as defined below) and no guarantee or indemnity of any Relevant Indebtedness will be secured by any mortgage, charge, lien, pledge or other security interest (other than a lien arising by operation of law) (each a “Security Interest”) upon the whole or any part of the undertaking, revenues or assets, present or future, of the Issuer or, as the case may be, the Guarantor, unless the Issuer or, as the case may be, the Guarantor shall, in the case of the creation of a Security Interest, before or at the same time and, in any other case, promptly, take any and all action necessary to ensure that:

(1)	all amounts payable by it under the Notes, the Coupons, the Receipts and the Trust Deed are secured by the Security Interest equally and rateably with the Relevant Indebtedness or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case, to the satisfaction of the Trustee; or

(2)	such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (B) as shall be approved by an Extraordinary Resolution (which is defined in the Trust Deed as a resolution duly passed by a majority of not less than three-fourths of the votes cast thereon) of the Noteholders, provided that the Issuer or, as the case may be, the Guarantor may create, assume or have outstanding a Security Interest in respect of any Relevant Indebtedness and/or in respect of any guarantee or indemnity of any Relevant Indebtedness without the obligation to provide a Security Interest, guarantee, indemnity or other arrangement in respect of the Notes and the relative Receipts and Coupons as aforesaid where such Security Interest is issued or created for the purpose of financing or refinancing the purchase of any property or assets provided that (i) such property or assets are the sole subject of the Security Interest, (ii) in connection with any such financing or refinancing, neither the scope of the Security Interest nor the principal amount secured is increased, (iii) the principal amount of the Relevant Indebtedness secured by such Security Interest shall not exceed the purchase cost of such property or assets and (iv) any such Security Interest shall be created or assumed concurrently with or within one year following the purchase of such property or assets.

(b)	Interpretation

For the purposes of these Conditions:

(i)	“Indebtedness” means any present or future indebtedness (including any liability under or in respect of any acceptance or acceptance credit but excluding, for the avoidance of doubt, bills of exchange drawn under or in respect of letters of credit or contracts for the provisions of goods or services for the purpose of effecting payment and not in connection with the raising of money); and

9

(ii)	“Relevant Indebtedness” means any Indebtedness in the form of or represented by any note, bond, debenture, debenture stock, loan stock or other similar security which (with the consent of the issuer of the Indebtedness) are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market, having an original maturity of more than one year from its date of issue.

5.	Redenomination

(a)	Redenomination

Where redenomination is specified in the applicable Pricing Supplement as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders or the Couponholders, on giving 30 days’ prior notice to the Trustee, the Principal Paying Agent, Euroclear, Clearstream, Luxembourg and/or as applicable, the CMU Service and at least 30 days’ prior notice to the Noteholders in accordance with Condition 15, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.

The election will have effect as follows:

(i)	the Notes and the Receipts shall be deemed to be redenominated into euro in the denomination of 0.01 with a nominal amount in euro for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the Issuer determines, with the agreement of the Principal Paying Agent and with the prior written approval of the Trustee, that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes are for the time being listed and the Agents of such deemed amendments;

(ii)	save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest 0.01;

(iii)	if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer in the denominations of 1,000, 10,000, 100,000 and (but only to the extent of any remaining amounts less than 1,000 or such smaller denominations as the Issuer in conjunction with the Principal Paying Agent may determine) 0.01 and such other denominations as the Issuer in conjunction with the Principal Paying Agent shall determine and notify to the Noteholders;

(iv)	if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the “Exchange Notice”) that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Principal Paying Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

10

(v)	after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(vi)	if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

(vii)	if the Notes are Floating Rate Notes, the applicable Pricing Supplement will specify any relevant changes to the provisions relating to interest; and

(viii)	such other changes shall be made to these Conditions as the Issuer may decide, after consultation with the Trustee and the Principal Paying Agent, and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in euro.

(b)	Definitions

In these Conditions, the following expressions have the following meanings:

“Established Rate” means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

“euro” and “€” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

“Redenomination Date” means (in the case of interest bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the Issuer in the notice given to the Noteholders pursuant to paragraph (a) above and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union; and

“Treaty” means the Treaty establishing the European Community, as amended by the Treaty on European Union, as amended from time to time.

6.	Interest

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the nominal amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

11

Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in these Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

If interest is required to be calculated for a period ending other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such amount by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 6(a):

(i)	if “Actual/Actual (ISMA)” is specified in the applicable Pricing Supplement:

(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; or

(ii)	if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360; or

(iii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Accrual Period divided by 365.

12

In these Conditions:

“Determination Period” means the period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes and Index Linked Interest Notes

(i)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the nominal amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or

(B)	if no express Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Pricing Supplement.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent under an interest rate swap transaction if the Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Pricing Supplement;

(2)	the Designated Maturity is a period specified in the applicable Pricing Supplement; and

(3)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”), on the Euro-zone inter-bank offered rate (“EURIBOR”) or on the Hong Kong inter-bank offered rate (“HIBOR”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement.

13

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR, or Hong Kong time, in the case of HIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR or HIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(iii)	Minimum and/or maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

14

(iv)	Determination of Rate of Interest and calculation of Interest Amounts

The Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same. If required to be calculated by it, the Principal Paying Agent or, as the case may be, the Calculation Agent shall cause the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer, the Guarantor each of the Paying Agents, the Noteholders and, if the Notes are listed on a stock exchange and the rules of such stock exchange or other relevant authority so require, such stock exchange or other relevant authority as soon as practicable after calculating the same.

The Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 6(b):

(i)	if “Actual/365” or “Actual/Actual (ISDA)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(iii)	if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

15

(v)	Notification of Rate of Interest and Interest Amounts

The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 15. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

(vi)	Determination or Calculation by Trustee

If for any reason at any relevant time the Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Pricing Supplement, as the case may be, and in each case in accordance with paragraph (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Pricing Supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Principal Paying Agent or the Calculation Agent, as applicable.

(vii)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6, whether by the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Trustee, the Principal Paying Agent, the Calculation Agent (if applicable), the other Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Pricing Supplement.

(d)	Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

16

(e)	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

(f)	Definitions

In these Conditions, if a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day on the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)	in any case where Specified Periods are specified in accordance with Condition 6(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, “Business Day” means a day which is both:

(A)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, Hong Kong and any Additional Business Centre specified in the applicable Pricing Supplement; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London, Hong Kong and any Additional Business Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system (the “TARGET System”) is open.

17

7.	Payments

(a)	Method of payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively); and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

(b)	Presentation of definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Bearer Notes not held in CMU will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Bearer Notes, and payments of interest in respect of definitive Bearer Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of Instalment Amounts (if any) in respect of definitive Bearer Notes not held through the CMU Service, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Bearer Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Bearer Note to which it appertains. Receipts presented without the definitive Bearer Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Bearer Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive bearer form not held through the CMU Service (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 9) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 10) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

18

Upon any Fixed Rate Note in definitive bearer form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in definitive bearer form not held through the CMU Service becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

In the case of definitive Bearer Notes held through the CMU Service, payment will be made to the person(s) for whose account(s) interests in the relevant definitive Bearer Note are credited as being held with CMU in accordance with the CMU Rules at the relevant time as notified to the CMU Lodging Agent by the CMU in a relevant CMU Instrument Position Report or any relevant notification by CMU, which notification shall be conclusive evidence of the records of CMU (save in the case of manifest error) and payment made in accordance thereof shall discharge the obligations of the Issuer or, as the case may be, the Guarantor in respect of that payment.

If the due date for redemption of any definitive Bearer Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Bearer Note.

(c)	Payments in respect of Bearer Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Bearer Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Bearer Notes and otherwise in the manner specified in the relevant Global Note (i) in the case of a Global Note lodged with CMU, to the person(s) for whose account(s) interests in the relevant Global Note are credited as being held through the CMU Service in accordance with the CMU Rules, or (ii) in the case of a Global Note not lodged with CMU, against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Bearer Global Note, distinguishing between any payment of principal and any payment of interest, will be made (in the case of a Global Note not lodged with CMU) on such Global Note by the Paying Agent to which it was presented or (in the case of a Global Note lodged with CMU) on withdrawal of such Global Note by the CMU Lodging Agent, and in each such case such record shall be prima facie evidence that the payment in question has been made.

(d)	Payments in respect of Registered Notes

Payments of principal (other than Instalment Amounts prior to the final instalment) in respect of each Registered Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Registered Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Note appearing in the register of holders of the Registered Notes maintained by the Registrar (the “Register”) at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. Notwithstanding the previous sentence, if (i) a holder does not have a Designated Account or (ii) the principal amount of the Notes held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by a holder with a Designated Bank and identified as such in the Register and “Designated Bank” means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.

19

Payments of interest and payments of Instalment Amounts (other than the final instalment) in respect of each Registered Note (whether or not in global form) will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the business day in the city where the specified office of the Registrar is located immediately preceding the relevant due date to the holder (or the first named of joint holders) of the Registered Note appearing in the Register at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (the “Record Date”) at his address shown in the Register on the Record Date and at his risk. Upon application of the holder to the specified office of the Registrar not less than three business days in the city where the specified office of the Registrar is located before the due date for any payment of interest in respect of a Registered Note, the payment may be made by transfer on the due date in the manner provided in the preceding paragraph. Any such application for transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) and Instalment Amounts (other than the final instalment) in respect of the Registered Notes which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Note on redemption and the final instalment of principal will be made in the same manner as payment of the principal amount of such Registered Note.

Holders of Registered Notes will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Note as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of the Registered Notes.

All amounts payable to DTC or its nominee as registered holder of a Registered Global Note in respect of Notes denominated in a Specified Currency other than U.S. dollars shall be paid by transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for payment in such Specified Currency for conversion into U.S. dollars in accordance with the provisions of the Agency Agreement.

None of the Issuer, the Guarantor, the Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)	General provisions applicable to payments

The holder of a Global Note (if the Global Note is not lodged with CMU) or (if the Global Note is lodged with CMU) the person(s) for whose account(s) interests in such Global Note are credited as being held through the CMU Service in accordance with the CMU Rules as notified to the CMU Lodging Agent by CMU in a relevant CMU Instrument Position Report or any other relevant notification by CMU (which notification, in either case, shall be conclusive evidence of the records of CMU save in the case of manifest error), shall be the only person(s) entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note or such person(s) for whose account(s) interests in such Global Note are credited as being held through the CMU Service (as the case may be) in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg, DTC or the CMU Service as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear, Clearstream, Luxembourg, DTC or the CMU Lodging Agent, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor in respect of such Global Note.

20

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Bearer Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States only if:

(i)	the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Bearer Notes in the manner provided above when due;

(ii)	payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences to the Issuer or the Guarantor.

(f)	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 10) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation;

(B)	Hong Kong;

(C)	London; and

(D)	any Additional Financial Centre specified in the applicable Pricing Supplement;

(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London, Hong Kong and any Additional Financial Centre and which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne and Wellington, respectively) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open; and

21

(iii)	in the case of any payment in respect of a Registered Global Note denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and in respect of which an accountholder of DTC (with an interest in such Registered Global Note) has elected to receive any part of such payment in U.S. dollars, a day other than a Saturday or Sunday or any other day on which commercial banks are not authorised or required by law or regulation to be closed in New York City.

(g)	Interpretation of principal and interest

Any reference in these Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 9 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 8(e)); and

(vii)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 9 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

8.	Redemption and Purchase

(a)	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.

(b)	Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Principal Paying Agent and, in accordance with Condition 15, the Noteholders (which notice shall be irrevocable), if the Issuer satisfies the Trustee immediately before the giving of such notice that:

(i)	on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 9 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of a Tax Jurisdiction (as defined in Condition 9) or any political subdivision of, or any authority in, or of, a Tax Jurisdiction having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

22

(ii)	such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Trustee (1) a certificate signed by two Directors of the Issuer or, as the case may be, two Directors of the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (2) an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

Notes redeemed pursuant to this Condition 8(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)	Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified in the applicable Pricing Supplement, the Issuer may, having given:

(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 15; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to:

(a)	the Trustee and the Principal Paying Agent; and

(b)	in the case of a redemption of Registered Notes, the Registrar,

23

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and/or not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected in such place as the Trustee may approve and in such manner as it deems fit, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg and/or DTC and/or the CMU Service, (as appropriate) in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes or represented by a Global Note shall in each case bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding and Notes outstanding represented by such Global Note, respectively, bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that, if necessary, appropriate adjustments shall be made to such nominal amounts to ensure that each represents an integral multiple of the Specified Denomination. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 15 at least five days prior to the Selection Date.

(d)	Redemption at the option of the Noteholders (Investor Put)

(A)	If Investor Put is specified in the applicable Pricing Supplement

If Investor Put is specified in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 15 not less than 15 nor more than 30 days’ notice (which notice shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, such Note on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date.

(B)	Put Option Exercise Procedures

If this Note is in definitive form, to exercise the right to require redemption of this Note the holder of this Note must deliver such Note at the specified office of any Paying Agent (together with all unmatured Receipts and Coupons and unexchanged Talons in the case of Bearer Notes) or the Registrar (in the case of Registered Notes) at any time during normal business hours of such Paying Agent or, as the case may be, the Registrar falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent or, as the case may be, the Registrar (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by, if this Note is in definitive form, this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control and, in the case of Registered Notes, the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Registered Notes so surrendered is to be redeemed, an address to which a new Registered Note in respect of the balance of such Registered Notes is to be sent subject to and in accordance with the provisions of Condition 2(b). Registered Notes may be redeemed under this Condition 8(d) in any multiple of their lowest Specified Denomination.

(e)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 11, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(i)	in the case of a Note (other than a Zero Coupon Note, an Instalment Note and a Partly Paid Note) with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

24

(ii)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y

where:

“RP” means the Reference Price; and

“AY” means the Accrual Yield; and

“y” is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Pricing Supplement.

(f)	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

(h)	Purchases

The Issuer, the Guarantor or any Subsidiary (as defined in the Trust Deed) of the Issuer or the Guarantor may at any time purchase Notes (provided that, in the case of definitive Bearer Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantor, surrendered to any Paying Agent and/or the Registrar for cancellation.

(i)	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and may not be reissued or resold.

25

(j)	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 11 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Note has been received by the Trustee, the Principal Paying Agent or the Registrar and notice to that effect has been given to the Noteholders in accordance with Condition 15.

9.	Taxation

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the Issuer or the Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(a)	presented for payment by or on behalf of a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such Note, Receipt or Coupon; or

(b)	presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 7(f)); or

(c)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)	presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union; or

(e)	presented for payment by or on behalf of a holder of such Note, Receipt or Coupon who, at the time of such presentation, is able to avoid such withholding or deduction by making a declaration of non-residence or other similar claim for exemption and does not make such declaration or claim.

26

As used herein:

(i)	“Tax Jurisdiction” means the British Virgin Islands or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Issuer) or Hong Kong or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Guarantor); and

(ii)	the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent or the Registrar, as the case may be, on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 15.

10.	Prescription

The Notes (whether in bearer or registered form), Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 9) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 7(b) or any Talon which would be void pursuant to Condition 7(b).

11.	Events of Default and Enforcement

(a)	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified to its satisfaction), (but in the case of the happening of any of the events described in paragraphs (ii) and (iv) to (xi) inclusive, only if the Trustee shall have certified in writing to the Issuer and the Guarantor that such event is, in its opinion, materially prejudicial to the interests of the Noteholders), give notice in writing to the Issuer that each Note is, and each Note shall thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest as provided in the Trust Deed if any of the following events (each an “Event of Default”) shall occur:

(i)	Non-payment: the Issuer fails to pay any amount of principal in respect of the Notes within seven days of the due date for payment thereof or fails to pay any amount of interest in respect of the Notes within fourteen days of the due date for payment thereof; or

(ii)	Breach of other obligations: the Issuer or the Guarantor defaults in the performance or observance of, or compliance with, any of its other obligations under the Conditions or the Trust Deed which default is incapable of remedy, or if in the opinion of the Trustee capable of remedy, such default remains unremedied in the opinion of the Trustee for 30 days (or such longer period as the Trustee may permit) next following service by the Trustee on the Issuer or, as the case may be, the Guarantor of notice requiring the same to be remedied; or

(iii)	Cross default of Issuer or Guarantor: (1) the Issuer or the Guarantor, as the case may be, shall default in the payment of any principal of or interest on any Indebtedness beyond any period of grace provided in respect thereof; or (2) the Issuer or the Guarantor, as the case may be, shall fail to honour when due and called upon any guarantee of any Indebtedness or (3) any Indebtedness of the Issuer or the Guarantor, as the case may be, shall become due and payable prior to its specified maturity by reason of any default or event of default (howsoever described), in each case in an aggregate principal amount of at least U.S.$30,000,000 or such other amount as may be specified in the applicable Pricing Supplement or the equivalent thereof in another currency or currencies; or

27

(iv)	Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the whole or a substantial part of the property, assets or revenues of the Issuer or the Guarantor and is not discharged or stayed within 60 days; or

(v)	Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed or initiates any legal proceedings to enforce any mortgage, charge, pledge, lien or other encumbrance over the whole or a substantial part of the undertaking, assets and revenues of the Issuer or the Guarantor and is not discharged or stayed within 60 days; or

(vi)	Insolvency etc: (1) the Issuer or the Guarantor becomes insolvent or is unable to pay its debts as they fall due, (2) an administrator or liquidator of the Issuer or the Guarantor is appointed with respect to the whole or a substantial part of the undertaking, assets and revenues of the Issuer or the Guarantor, (3) the Issuer or the Guarantor makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of its Indebtedness (or any guarantees of any Indebtedness given by it) generally or (4) the Issuer or the Guarantor ceases or threatens to cease to carry on all or a substantial part of its business; or

(vii)	Winding up etc: (i) an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or the Guarantor (otherwise than for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders) and (ii) in any case is not discharged, stayed or the subject of bona fide proceedings within 28 days; or

(viii)	Illegality: if, in the opinion of the Trustee, it is or will become unlawful for the Issuer or the Guarantor to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed and such illegality is incapable of remedy, or if in the opinion of the Trustee capable of remedy, such illegality remains unremedied in the opinion of the Trustee for 30 days (or such longer period as the Trustee may permit) next following service in writing by the Trustee on the Issuer, or as the case may be, the Guarantor of notice requiring the same to be remedied; or

(ix)	Ownership: the Issuer ceases to be wholly-owned and controlled by the Guarantor; or

(x)	Analogous event: any event occurs which under the laws of the British Virgin Islands or Hong Kong has an analogous effect to any of the events referred to in paragraphs (iv) to (viii) above; or

(xi)	Guarantee not in force: the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect.

(b)	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and (ii) it shall have been indemnified to its satisfaction.

28

No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

12.	Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced subject to applicable laws, regulations and relevant stock exchange regulations at the specified office of the Principal Paying Agent or the Paying Agent (in the case of Bearer Notes, Receipts or Coupons) or the Registrar or the Transfer Agent (in the case of Registered Notes) upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer, the Principal Paying Agent and the Registrar (as the case may be) may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13.	Agents

The names of the initial Agents and their initial specified offices are set out below.

The Issuer and the Guarantor are entitled, after consultation with the Trustee, to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:

(a)	there will at all times be a Principal Paying Agent and a Registrar;

(b)	so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent (in the case of Bearer Notes) and a Transfer Agent (in the case of Registered Notes) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange (or any other relevant authority);

(c)	if the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced, the Issuer will ensure that it maintains a Paying Agent in an EU Member State that will not be obliged to withhold or deduct tax pursuant to any such Directive; and

(d)	so long as any of the Registered Global Notes denominated in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent.

In addition, the Issuer and the Guarantor shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 7(e). Any variation, termination, appointment or change referred to in the preceding paragraph and/or any appointment referred to in this paragraph shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 15.

In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and the Guarantor and, in certain circumstances set out therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.

29

14.	Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 10.

15.	Notices

All notices regarding the Bearer Notes will be deemed to be validly given if published in a leading daily newspaper of general circulation in Hong Kong. It is expected that such publication will be made in the South China Morning Post in Hong Kong. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange (or any other relevant authority) on which the Bearer Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If, in the opinion of the Trustee, publication as provided above is not practicable, a notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

All notices regarding the Registered Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Registered Notes are listed on a stock exchange and the rules of that stock exchange so require, such notice will be published in a daily newspaper of general circulation in the place or places required by the rules of that stock exchange.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of (i) Euroclear and/or Clearstream, Luxembourg and/or DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or DTC for communication by them to the holders of the Notes or (ii) the CMU Service, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to the persons shown in a CMU Instrument Position Report issued by the CMU Service on the second business day preceding the date of despatch of such notice as holding interests in the relevant Global Note. Any such notice shall be deemed to have been given to the holders of the Notes on the first day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg and/or DTC and/or the persons shown in the relevant CMU Instrument Position Report.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Principal Paying Agent (in the case of Bearer Notes) or the Registrar (in the case of Registered Notes). Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg and/or DTC and/or, in the case of Notes lodged with the CMU Service, by delivery by such holder of such notice to the CMU Lodging Agent in Hong Kong, as the case may be, in such manner as the Principal Paying Agent, the Registrar, the CMU Lodging Agent and Euroclear and/or Clearstream, Luxembourg and/or DTC and/or the CMU Service, as the case may be, may approve for this purpose.

Receiptholders and Couponholders will be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this Condition 15.

30

16.	Meetings of Noteholders, Modification, Waiver and Substitution

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor or the Trustee and shall be convened by the Issuer if required in writing by Noteholders holding not less than ten per cent in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than 50 per cent in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, the Receipts, the Coupons or the Trust Deed (including, inter alia, modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of the provisions of the Notes or the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or potential Event of Default shall not be treated as such, where, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders so to do or may agree, without any such consent as aforesaid, to any modification which is of a formal, minor or technical nature or to correct a manifest or proven error. Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification shall be notified to the Noteholders in accordance with Condition 15 as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking or covenant given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed.

The Trustee may, without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer (or of any previous substitute under this Condition) as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed of a subsidiary of the Guarantor, subject to (a) the Notes being unconditionally and irrevocably guaranteed by the Guarantor, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with.

31

Any such modification, waiver, authorisation, determination or substitution shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification or substitution shall be promptly notified to Noteholders by the Issuer in accordance with Condition 15.

17.	Indemnification of the Trustee and Trustee Contracting with the Issuer and/or the Guarantor

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or the Guarantor and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or the Guarantor, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

18.	Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

19.	Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20.	Governing Law and Submission to Jurisdiction

(a)	Governing law

The Trust Deed, the Agency Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)	Submission to jurisdiction

Each of the Issuer and the Guarantor has in the Trust Deed agreed, for the exclusive benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed, the Notes, the Receipts and/or the Coupons and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with the Trust Deed, the Notes, the Receipts and the Coupons may be brought in such courts.

32

Each of the Issuer and the Guarantor has in the Trust Deed irrevocably waived any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and has further irrevocably agreed in the Trust Deed that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

Nothing contained in this Condition shall limit any right to take Proceedings against the Issuer or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(c)	Appointment of Process Agent

Each of the Issuer and the Guarantor has in the Trust Deed appointed Law Debenture Corporate Services Limited at its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, England as its agent for service of process, and has undertaken that, in the event of Law Debenture Corporate Services Limited ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

33

THE COMMON SEAL of	)
CLP POWER HONG KONG	)	SEAL
FINANCING LIMITED	)
was affixed to this deed	)
in the presence of:	)

		(Sgd.)	BETTY YUEN SO SIU MAI

		(Sgd.)	MARK TAKAHASHI

THE COMMON SEAL of	)
CLP POWER	)	SEAL
HONG KONG LIMITED	)
was affixed to this deed in	)
the presence of:	)

		(Sgd.)	BETTY YUEN SO SIU MAI

		(Sgd.)	MARK TAKAHASHI

SIGNED as a deed	)
By	)
as attorney for	)
DB TRUSTEES (HONG KONG) LIMITED	)
in the presence of:	)

SINEAD CLERKIN

ANNA HOGG

Witness’
Signature:	(Sgd.) Sally Walker
Name:	Sally Walker
Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

34